Stan J. H. Lee & Co. CPAs
2182 Lemoine Avenue - Suite 2000
Fort Lee, NJ 07024
Tel) 201-681-7475
Fax) 815-846-7550

April 24, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

	Re:	Discovery Capital Funding Corp.
		Letter pursuant to Item 304(a)(3) of Regulation S-B

Dear Sirs:

This firm audited the financial statements for Discovery Capital
Funding Corp. for the year ended December 31, 2000. This firm agrees with the disclosure which Discovery Capital Funding Corp., a/k/a
Bilogic, Inc. intends to make, in Item 4 of a Form 8-K which it intends to file with the Securities and Exchange Commission, of the reasons for its decision to change independent auditing firms.

Very truly yours,

Stan J. H. Lee & Co. CPAs

/s/ Stan J. H. Lee, CPA

Stan J.H. Lee, CPA, Principal


cc:	Robert J. Mottern
	Dr. Satish Shah